SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St. Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London W1J0AH The United Kingdom	Stationsplein 45 3013 AK Rotterdam The Netherlands

(Addresses of principal executive offices)

(713) 309-7200	+44 (0)207 220 2600	+31 (0)10 275 5500

(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of New Directors

On February 20, 2014, at a regularly scheduled meeting of the Supervisory Board of LyondellBasell Industries N.V. (the “Company”), the Supervisory Board appointed Claire S. Farley as a Class I director, with a term expiring at the Annual General Meeting of Shareholders in 2017 and Isabella (Bella) D. Goren as a Class II director, with a term expiring at the Annual General Meeting of Shareholders in 2015. In addition, Ms. Farley was appointed to the Nominating & Governance and Health, Safety and Environmental Committees of the Supervisory Board and Ms. Goren was appointed to the Audit and Compensation Committees.

The Supervisory Board determined that Ms. Farley and Ms. Goren are independent in accordance with the NYSE listing standards and the Dutch Corporate Governance Code.

In determining independence, the Supervisory Board used the categorical standards for director independence set forth in the Company’s Corporate Governance Guidelines, which can be found on our website at www.lyondellbasell.com, and considered that certain of the Company’s subsidiaries purchase measurement products from a subsidiary of FMC Technologies, where Ms. Farley is a director. In determining that this relationship did not affect the independence of Ms. Farley, the Supervisory Board considered the nature of the transactions with FMC Technologies, all of which are ordinary course, and the dollar amounts involved, none of which were material to either party.

There is no arrangement or understanding between either Ms. Farley or Ms. Goren and any other person pursuant to which each was selected as a director, and there are no transactions between either Ms. Farley or Ms. Goren and the Company since the beginning of the Company’s last fiscal year or any currently proposed transaction, or series of similar transactions, in which the amount involved exceeds $120,000.

As members of the Supervisory Board, Ms. Farley and Ms. Goren will receive compensation from the Company pursuant to the Company’s annual compensation arrangements for Supervisory Board directors, including (i) a cash retainer of $90,000, payable in quarterly installments; (ii) a cash retainer of $10,000 ($11,000 for Audit Committee), payable in quarterly installments, for each committee on which Ms. Farley and Ms. Goren serve; and (iii) a grant of restricted stock units under the Company’s Long-Term Incentive Plan, as amended and restated, valued at $135,000. Additionally, each of Ms. Farley and Ms. Goren were granted pro-rated awards on February 20, 2014 for services to be rendered through May 22, 2014, the one-year anniversary of the Supervisory Directors’ 2013 equity grant.

(e)	Compensatory Arrangements of Certain Officers

On February 20, 2014, the Compensation Committee of the Supervisory Board of the Company approved the grants of performance share unit awards (“PSUs”), restricted stock unit awards (“RSUs”) and option awards (“Options,” together with the “PSUs” and the “RSUs,” the “Awards”) for certain named executive officers.

The Awards were granted under the Company’s 2010 Long-Term Incentive Plan, as amended and restated, and pursuant to certain award agreements, the forms of which were approved by the Supervisory Board on November 12, 2013.

The Compensation Committee approved grants of PSUs to certain of our named executive officers as follows:

Name	Target Number of PSUs
Kevin Brown	2,882
Craig B. Glidden	4,099
Karyn F. Ovelmen	10,655
Bob V. Patel	3,497
Timothy D. Roberts	6,119

PSUs are paid out in shares of our common stock, in an amount equivalent to the number of PSUs earned. The actual number of PSUs earned over a performance cycle depends on the achievement of performance criteria. The performance criteria for the 2014 grants of PSUs to the named executive officers include a Return on Assets metric that carries a 67% weight and a Costs metric that carries a 33% weight. After the end of the performance cycle, the Compensation Committee will review the Company’s results in each of the metrics on an absolute basis and as compared to a peer group. Based on that review, the named executives will vest in anywhere from 0 – 200% of the PSUs granted to them.

The performance cycle for the 2014 grant of PSUs runs from January 1, 2014 through December 31, 2016, with payments made after the certification by the Compensation Committee of the level of achievement of the metrics. PSUs do not receive dividends or dividend equivalent payments and are subject to general vesting and forfeiture provisions.

The Compensation Committee approved grants of RSUs to certain of our named executive officers as follows:

Name	Number of RSUs
Karyn F. Ovelmen	5,328
Bob V. Patel	875
Timothy D. Roberts	3,060

The number of RSUs granted is based on a targeted percentage of base salary. That amount is divided by the fair market value of our shares on the date of the grant, resulting in the number of RSUs granted. The fair market value of the Company’s shares on the date of the grant was $85.80. The RSUs vest in full three years from the date of the grant, subject to general vesting and forfeiture provisions. The named executive officers receive dividend equivalents on unvested units throughout the vesting period, but they do not have the right to vote their RSUs.

The Compensation Committee approved grants of Options to certain of our named executive officers as follows:

Name	Number of Options
Karyn F. Ovelmen	14,735
Bob V. Patel	2,418
Timothy D. Roberts	8,463

The number of options granted to the named executive officers is based on a targeted percentage of base salary. That dollar amount is divided by the Black Scholes value of options for the Company as of the date of grant, resulting in a number of stock options granted. The Options vest ratably over a three year period beginning on the first anniversary of the date of grant. The exercise price of the Options is $85.80, the fair market value of our shares on the date of grant, and the Options have a term of 10 years.

All of the Awards are subject to a claw-back policy, which requires the grantee, upon notice, to reimburse the Company for all or a portion of the payments, as the Compensation Committee deems appropriate, if the Compensation Committee determines such named executive officer engaged in, or benefited from, misconduct that materially increased the compensation received.

The forgoing is a summary description of the PSUs, RSUs and Options and is qualified by reference in entirety to the Form of Performance Share Unit Award Agreement, the Form of Restricted Stock Unit Award Agreement and the Form of Nonqualified Stock Option Award Agreement, which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Performance Share Unit Award Agreement

10.2	Form of Restricted Stock Unit Award Agreement

10.3	Form of Nonqualified Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: February 24, 2014	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President

Exhibit Index

Exhibit	Description

10.1	Form of Performance Share Unit Award Agreement

10.2	Form of Restricted Stock Unit Award Agreement

10.3	Form of Nonqualified Stock Option Award Agreement